Exhibit 21.1

ORGANON & CO.

LIST OF SUBSIDIARIES

The following entities are expected to be subsidiaries of Organon & Co. upon completion of the distribution described in the information statement. Where ownership of a subsidiary is less than 100% by Organon & Co. or an Organon & Co. subsidiary, such has been noted by designating the percentage of ownership.

Name	Country or State of Incorporation
Organon Argentina SRL	Argentina
Organon Pharma Pty Ltd	Australia
Organon Austria GmbH	Austria
Organon Belgium BV	Belgium
Schering-Plough Labo NV	Belgium
Organon BH d.o.o.	Bosnia
Organon Farmacêutica Ltda.	Brazil
Organon (I.A.) BV Bulgaria Branch	Bulgaria
Organon Canada Inc.	Canada
Organon Chile SpA	Chile
Organon (Shanghai) Pharmaceutical Technology Co., Ltd.	China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. Beijing Branch	China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. Guangzhou Branch	China
Organon (Shanghai) Pharmaceutical Technology Co., Ltd. Hangzhou Branch	China
Organon (Shanghai) Pharmaceutical Trading Co. Limited	China
Organon Colombia S.A.S.	Colombia
Organon Pharma Costa Rica S de R.L.	Costa Rica
Organon Pharma d.o.o.	Croatia
Organon Pharma BV Cyprus Branch	Cyprus
Organon Czech Republic s.r.o	Czech Republic
Organon Denmark ApS	Denmark
Organon-Ecuador S.A.	Ecuador
Organon Pharmaceuticals Egypt LLC	Egypt
Organon Pharma BV Estonia rep office	Estonia
Organon Finland Oy	Finland
Organon France SAS	France
Organon Healthcare GmbH	Germany
Organon Hong Kong Ltd	Hong Kong
Organon Hungary Korlatolt Felelossegu Tarsasag	Hungary
Fulford (India) Limited	India
Organon (India) Private Limited	India
PT Organon Pharma Indonesia Tbk	Indonesia
Organon (Ireland) Ltd	Ireland

Organon (Pharma) Ireland Ltd.	Ireland
Organon Pharma Israel Ltd.	Israel
Organon Italy Srl	Italy
Organon Japan Holdings G.K.	Japan
Organon K.K.	Japan
Organon Central East GmbH (Jordan Rep Office)	Jordan
Organon Central East GmbH Kazakhstan rep office	Kazakhstan
Organon Pharma BV Latvia rep office	Latvia
Organon Central East GmbH (Lebanon Rep Office)	Lebanon
Organon Pharma BV Lithuania rep office	Lithuania
Organon Belgium BV Luxembourg Branch	Luxembourg
Organon Malaysia Sdn. Bhd.	Malaysia
Organon Comercializadora, S. de R.L. de C.V.	Mexico
Schering-Plough S.A. de C.V.	Mexico
Servicios Organon S. de R.L. de C.V.	Mexico
Productos Farmaceuticos Organon S. de R.L. de C.V.	Mexico
Undra S.A. de C.V.	Mexico
Organon Maroc S.A.R.L.	Morocco
GTS FI BV	Netherlands
N.V. Organon	Netherlands
OBS Human Health Holding BV	Netherlands
OBS International 9 BV	Netherlands
OBS Mexico Holdings B.V.	Netherlands
Organon (I.A.) BV	Netherlands
Organon Argentina Holdings BV	Netherlands
Organon Asia Holdings BV	Netherlands
Organon Canada Holdings BV	Netherlands
Organon Foreign Debt Co-Issuer BV	Netherlands
Organon Holding I BV	Netherlands
Organon Holdings 9 BV	Netherlands
Organon International Holdings 9 BV	Netherlands
Organon International Holdings BV	Netherlands
Organon Ireland Holdings BV	Netherlands
Organon Japan Holdings BV	Netherlands
Organon Participations BV	Netherlands
Organon Pharma BV	Netherlands
Organon New Zealand Limited	New Zealand
Organon Central East GmbH Macedonia Rep Office	North Macedonia
Organon Norway A/S	Norway
Organon Latin America Services S. de R.L.	Panama
Organon Pharma S. de R.L.	Panama

Organon BioSciences Peru S.R.L.	Peru
Organon (Philippines) Inc.	Philippines
Organon Polska Sp. z.o.o.	Poland
Organon Portugal, Sociedade Unipessoal Lda.	Portugal
Organon Puerto Rico LLC	Puerto Rico
Organon Biosciences S.R.L.	Romania
Organon LLC	Russia
Organon d.o.o. Belgrade	Serbia
Organon Asia Pacific Services Pte. Ltd.	Singapore
Organon Singapore Pte. Ltd.	Singapore
Organon Slovakia s.r.o.	Slovakia
Organon Pharma BV., Oss, Ljubljana Branch	Slovenia
Organon South Africa Pty Ltd.	South Africa
Organon Korea Chusik Hoesa	South Korea
Organon Salud Srl.	Spain
Organon Sweden AB	Sweden
Organon Central East GmbH	Switzerland
Organon GmbH	Switzerland
Organon International GmbH	Switzerland
Organon International Services GmbH	Switzerland
Organon KSA GmbH	Switzerland
Organon (I.A.) B.V., Taiwan Branch	Taiwan
Organon (Thailand) Ltd.	Thailand
Organon Turkey Ilaclari Limited Sirketi	Turkey
Organon Ukraine LLC	Ukraine
Organon Pharma FZ-LLC	United Arab Emirates
Dashtag	United Kingdom
Organon Pharma (UK) Limited	United Kingdom
Organon Canada Holdings LLC	USA
Organon Global Inc.	USA
Organon LLC	USA
Organon Pharma Holdings LLC	USA
Organon Trade LLC	USA
Organon USA LLC	New Jersey
Representative Office of Organon Central East GmbH in Hanoi	Vietnam
Representative Office of Organon Central East GmbH in Ho Chi Minh City	Vietnam